UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2017

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 24, 2017, CIRCOR International, Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement”) by and between Colfax Corporation, a Delaware corporation (“Colfax”), and the Company. Pursuant to the Purchase Agreement, the Company has agreed, subject to the satisfaction or waiver of certain conditions, to purchase the fluid handling business of Colfax (the “Business”) for consideration consisting of $542,000,000 in cash, 3,283,424 unregistered shares (the “Stock Consideration”) of common stock, par value $0.01 per share, of the Company (the “Company Stock”) and the assumption of approximately $150,000,000 of net pension liabilities (the “Transaction”). The cash consideration is subject to customary working capital adjustments. The Company expects to finance the cash consideration through a combination of committed debt financing and cash on hand.

The Transaction has been unanimously approved by the board of directors of the Company.

The Purchase Agreement contains customary representations and warranties made by the Company and Colfax. The Company and Colfax have also agreed to comply with covenants during the interim period between the date of the execution of the Purchase Agreement and the date of consummation of the Transaction (the “Closing”). In addition, the Purchase Agreement provides that the parties will indemnify each other for breaches of these representations, warranties and covenants, subject to certain limitations, and for certain other matters.

Under the Purchase Agreement, Colfax will agree for a period of three years after Closing to certain non-competition restrictions, subject to certain exceptions.

At the Closing, the Company, Colfax and certain of their affiliates will enter into a transition services agreement providing for transitional services between the parties.

Consummation of the Transaction is subject to customary conditions to closing, including (a) the absence of any statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order prohibiting or restricting the consummation of the Transaction, and (b) the receipt of required antitrust approvals (and the expiration or termination of the applicable antitrust waiting periods). In addition, the Company’s and Colfax’s obligation to effect the Transaction is subject to certain other conditions, including (a) subject to the standards set forth in the Purchase Agreement, the accuracy of the representations and warranties of the other party, (b) compliance of the other party with its covenants in all material respects, and (c) no events having occurred that would have a material adverse effect on the other party. The obligation of the Company to complete the Transaction is also subject to Colfax’s delivery of the consent of the lenders under Colfax’s existing credit facility.

The Purchase Agreement contains certain customary termination rights, including, among others, the right of either the Company or Colfax to terminate the Purchase Agreement if the Closing has not occurred on or prior to March 26, 2018 (the “Outside Date”), subject to certain conditions, although either the Company or Colfax may extend the Outside Date to June 25, 2018 in certain circumstances. In the event that the Purchase Agreement is terminated by Colfax when all of the mutual conditions and the conditions of the Company to close the Transaction (other than those that are to be satisfied at the Closing) have been satisfied and Colfax confirms in a written notice delivered to the Company that Colfax is prepared to and able to, and will, consummate the Closing on the date on which the Closing should have occurred under the Purchase Agreement, and the Company fails to consummate the Closing on such date, then the Company will be required to pay Colfax a reverse termination fee of $50,000,000.

The representations and warranties in the Purchase Agreement reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders; in certain cases, these representations and warranties merely represent allocation decisions among the parties, have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself, may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. As such, the representations and warranties are solely for the benefit of the parties to the Purchase Agreement and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Purchase Agreement.

The foregoing description of the Transaction and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Commitment Letter

In connection with the Purchase Agreement, the Company entered into a debt commitment letter (the “Commitment Letter”), dated as of September 24, 2017, with Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI”), SunTrust Robinson Humphrey, Inc. (“STRH”) and SunTrust Bank (“SunTrust”, and together with DBNY, DBSI and STRH, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties have committed to provide the Company with a secured term loan facility in an aggregate principal amount of $785,000,000, the proceeds of which will be used to finance, in part, the aggregate transaction consideration for the Transaction and related fees, costs and expenses and to refinance certain existing indebtedness of the Company. In addition, the Commitment Parties have committed under the Commitment Letter to provide the Company with a $150,000,000 secured revolving credit facility for certain fees, costs and expenses in connection with the Transaction, working capital, capital expenditures and general corporate purposes, as needed. The credit facilities will be secured by a first-priority security interest in certain assets of the Company and certain of its subsidiaries. The Commitment Parties’ obligations to provide financing under the Commitment Letter are subject to certain terms and conditions, including, without limitation: consummation of the Transaction in all material respects in accordance with the Purchase Agreement; execution and delivery of definitive documentation consistent with the Commitment Letter, including any documents and instruments as may be required to perfect the Commitment Parties’ security interests in the collateral; delivery of certain pro forma and other financial information; subject to certain limitations, absence of a material adverse effect on the Business; accuracy of specified representations and warranties with respect to the Business in the Purchase Agreement and specified representations and warranties of the Company to be set forth in the definitive loan documents; concurrent repayment of certain outstanding debt of the Company; and other customary closing conditions. The final termination date for the Commitment Letter is March 26, 2018, subject to an extension of the Outside Date in the Purchase Agreement until June 25, 2018 solely for purposes of obtaining regulatory approvals. The new senior secured credit facilities would replace the Company’s existing senior secured credit facilities.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Stockholder Agreement

The Company and Colfax have agreed that upon the consummation of the Transaction and in connection with the Company’s issuance of the Stock Consideration to Colfax, the Company and Colfax will enter into a Stockholder Agreement (the “Stockholder Agreement”). The Stockholder Agreement will impose certain restrictions on Colfax, including prohibiting certain transfers of the shares of Company Stock issued to Colfax (i) until six months after the date of the Stockholder Agreement or (ii) to certain competitors of the Company or certain other parties, as well as customary standstill limitations.

Under the Stockholder Agreement, so long as Colfax beneficially owns at least 5% of the total outstanding shares of Company Stock, Colfax will agree to vote its shares of Company Stock in a manner proportionally consistent with the vote of shares of Company Stock held by other stockholders of the Company. Colfax will be entitled to demand and piggy-back registration rights.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Stockholder Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K related to the proposed issuance of shares of Company Stock pursuant to the Purchase Agreement, which is subject to the terms and conditions set forth in the Purchase Agreement, is incorporated by reference into this Item 3.02. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof and rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated thereunder. The shares of Company Stock to be issued pursuant to the Purchase Agreement will be issued to Buyer, which is an “accredited investor” as defined in Section 501(a) of Regulation D promulgated under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase Agreement, dated as of September 24, 2017, by and between Colfax Corporation and CIRCOR International, Inc.†

10.1	Commitment Letter, dated as of September 24, 2017, by and among CIRCOR International, Inc., Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., SunTrust Robinson Humphrey, Inc. and SunTrust Bank

10.2	Form of Stockholder Agreement, by and between CIRCOR International, Inc. and Colfax Corporation (included as Exhibit D to Exhibit 2.1)

†	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or similar attachments upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may often be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “potential,” and similar terms and expressions. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of the Company. Any statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements, including, but not limited to, statements regarding the benefits and synergies of the proposed Transaction; the expected timing for completing the Transaction; and the availability of debt financing for the Transaction. The following important factors and uncertainties, among others, could cause actual events, performance or results to differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements: the ability to satisfy the conditions to closing of the proposed Transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed Transaction, on the expected timing or at all; the occurrence of any event that could give rise to the termination of the Purchase Agreement; higher than expected or unexpected costs associated with or relating to the Transaction; the risk that expected benefits, synergies and growth prospects of the Transaction may not be achieved in a timely manner, or at all; the risk that the Business may not be successfully integrated with the Company’s business following the Closing; the risk that the Company will be unable to retain and hire key personnel; and the risk that disruption from the Transaction may adversely affect the Company’s business and relationships with its customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including the risk factors contained in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCOR INTERNATIONAL, INC.

Date: September 25, 2017	By:	/s/ Rajeev Bhalla
	Name:	Rajeev Bhalla
	Title:	Executive Vice President and Chief Financial Officer